FIGS Releases First Quarter 2023 Financial Results
Net Revenues Growth of 9.2% YoY, Net Income of $1.9 million, Net Income Margin of 1.6% and Adjusted EBITDA Margin of 13.4%

SANTA MONICA, Calif., May 4, 2023 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer apparel and lifestyle brand dedicated to the healthcare community, today released its first quarter 2023 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
“Our first quarter performance was better than expected and reflects progress against our key initiatives,” said Trina Spear, Chief Executive Officer and Co-Founder, “We remain intently focused on product innovation and connecting deeply with our healthcare community. FIGS is an iconic brand and we look forward to advancing our leadership position within the healthcare apparel industry, while driving profitable growth for the long term.”

First Quarter 2023 Financial Highlights
•Net revenues were $120.2 million, an increase of 9.2% year over year, driven by an increase in orders from existing and new customers, partially offset by lower average order value (“AOV”).
•Gross margin was 71.3%, an increase of 10 basis points year over year, primarily related to lower utilization of air freight partially offset by the impact from a higher mix of promotional sales.
•Operating expenses were $82.4 million, an increase of 27.4% year over year. As a percentage of net revenues, operating expenses increased to 68.5% from 58.7% in the prior year period primarily due to higher selling expenses related to higher fulfillment costs, including increased storage costs and, to a lesser extent, an increase in the accrual for charitable donations as well as an increase in stock-based compensation expense.
•Net income was $1.9 million and diluted earnings per share was $0.01.
•Net income margin(1) was 1.6%, as compared to 8.1% in the same period last year.
•Net income, as adjusted(2) was $2.5 million and diluted earnings per share, as adjusted(1) was $0.01.
•Adjusted EBITDA(2) was $16.1 million, a decrease of $8.9 million year over year, or 13.4% of net revenues.(2)

Key Operating Metrics
•Active customers(3) as of March 31, 2023 increased 21.8% to 2.4 million.
•Net revenues per active customer(3) was $216, a decrease of 4.4% year over year.
•AOV(3) was $114, a decrease of 1.7% year over year primarily due to a decrease in average unit retail partially offset by higher units per transaction.

Financial Outlook
For Full-Year 2023, the Company now expects:

Net Revenues Growth as Compared to 2022	5.5% to 7.5%

Adjusted EBITDA Margin(1)(4)	12% to 13%

Daniella Turenshine, Chief Financial Officer, commented, “We are pleased with our financial results and believe that we are well positioned to drive accelerated growth once macro headwinds subside. We have a strong balance sheet and the ability to generate healthy free cash flow that we believe will enable us to effectively manage near term macro challenges while continuing to invest in our future growth.”

(1) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(2) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 493313. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on May 11, 2023. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International) and the conference ID 103434. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K.
The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes the relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories and price points as well as expand internationally, average order value may fluctuate.
Active customers as of March 31, 2023 and 2022, respectively, net revenues per active customer as of March 31, 2023 and 2022, respectively, and average order value for the three months ended March 31, 2023 and 2022, respectively, are presented below under the heading “Key Operating Metrics.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products in 14 countries directly through our digital platform to provide a seamless experience for healthcare professionals.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s focus on product innovation and connecting deeply with its community; the Company’s plans for advancing its leadership position within the healthcare apparel industry while driving profitable growth for the long term; the Company’s belief that it is well positioned to drive accelerated growth once macro headwinds subside; the Company’s belief that its strong balance sheet and ability to generate healthy free cash flow enable it to effectively manage near term macro challenges while continuing to invest in its future growth and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending

December 31, 2023; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, our actual results performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the impact of COVID-19 and macroeconomic trends on the Company’s operations; the Company’s ability to maintain its recent rapid growth and effectively manage its growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$155,877	$159,775
Accounts receivable	3,781	6,866
Inventory, net	180,373	177,976
Prepaid expenses and other current assets	9,580	11,883
Total current assets	349,611	356,500
Non-current assets
Property and equipment, net	11,241	11,024
Operating lease right-of-use assets	14,646	15,312
Deferred tax assets	11,411	10,971
Other assets	1,195	1,257
Total non-current assets	38,493	38,564
Total assets	$388,104	$395,064
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,571	$20,906
Operating lease liabilities	3,437	3,408
Accrued expenses	21,270	26,164
Accrued compensation and benefits	3,646	3,415
Sales tax payable	3,706	3,374
Gift card liability	7,531	7,882
Deferred revenue	706	2,786
Returns reserve	3,502	3,458
Income tax payable	382	—
Total current liabilities	52,751	71,393
Non-current liabilities
Operating lease liabilities, non-current	14,984	15,756
Other non-current liabilities	176	176
Total liabilities	$67,911	$87,325
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 159,576,825 and 159,351,307 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 7,482,014 and 7,210,795 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of March 31, 2023 and December 31, 2022; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	279,151	268,606
Retained earnings	41,026	39,117
Total stockholders’ equity	320,193	307,739
Total liabilities and stockholders’ equity	$388,104	$395,064

FIGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2023	2022
Net revenues	$120,232	$110,100
Cost of goods sold	34,556	31,670
Gross profit	85,676	78,430
Operating expenses
Selling	31,158	22,058
Marketing	17,064	15,408
General and administrative	34,157	27,219
Total operating expenses	82,379	64,685
Net income from operations	3,297	13,745
Other income, net
Interest income	1,072	9
Other expense	(1)	(1)
Total other income, net	1,071	8
Net income before provision for income taxes	4,368	13,753
Provision for income taxes	2,459	4,854
Net income and comprehensive income	$1,909	$8,899
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.01	$0.05
Diluted earnings per share	$0.01	$0.05
Weighted-average shares outstanding—basic	166,773,335	164,406,142
Weighted-average shares outstanding—diluted	182,853,746	193,379,275

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,909	$8,899
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	659	375
Deferred income taxes	(440)	(406)
Non-cash operating lease cost	666	374
Stock-based compensation	10,790	8,477
Changes in operating assets and liabilities:
Accounts receivable	3,085	(469)
Inventory	(2,397)	(16,697)
Prepaid expenses and other current assets	2,303	(3,857)
Other assets	62	(185)
Accounts payable	(12,439)	2,372
Accrued expenses	(4,894)	(560)
Accrued compensation and benefits	231	(2,371)
Sales tax payable	332	607
Gift card liability	(351)	(315)
Deferred revenue	(2,080)	9
Returns reserve	44	(233)
Income tax payable	382	(3,648)
Operating lease liabilities	(743)	(389)
Net cash used in operating activities	(2,881)	(8,017)
Cash flows from investing activities:
Purchases of property and equipment	(772)	(364)
Net cash used in investing activities	(772)	(364)
Cash flows from financing activities:
Proceeds from stock option exercises and employee stock purchases	1	352
Tax payments related to net share settlements on restricted stock units	(246)	—
Net cash (used in) provided by financing activities	(245)	352
Net change in cash, cash equivalents, and restricted cash	(3,898)	(8,029)
Cash, cash equivalents, and restricted cash, beginning of period	159,775	197,430
Cash, cash equivalents, end of period	$155,877	$189,401

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of Net income, as adjusted to Net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents Diluted earnings per share (“EPS”), as adjusted and Diluted earnings per share:

	Three months ended March 31,
	2023	2022
	(in thousands, except share and per share amounts)
Net income	$1,909	$8,899
Add (deduct):
Expenses related to non-ordinary course disputes(1)	1,256	2,417
Income tax impacts of items above	(707)	(853)
Net income, as adjusted	$2,458	$10,463
Diluted EPS	$0.01	$0.05
Diluted EPS, as adjusted	$0.01	$0.05
Weighted-average shares used to compute Diluted EPS and Diluted EPS, as adjusted	182,853,746	193,379,275
(1) Exclusively represents attorney’s fees, cost and expenses incurred by the Company in connection with the Company’s litigation against Strategic Partners, Inc., as further described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
The following table presents a reconciliation of Adjusted EBITDA to Net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents Adjusted EBITDA margin with Net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2023	2022
	(in thousands, except margin)
Net income	$1,909	$8,899
Add (deduct):
Other income, net	(1,071)	(8)
Provision for income taxes	2,459	4,854
Depreciation and amortization expense(1)	659	375
Stock-based compensation and related expense(2)	10,865	8,447
Expenses related to non-ordinary course disputes(3)	1,256	2,417
Adjusted EBITDA	$16,077	$24,984

Net revenues	$120,232	$110,100
Net income margin(4)	1.6%	8.1%
Adjusted EBITDA margin	13.4%	22.7%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) Exclusively represents attorney’s fees, cost and expenses incurred by the Company in connection with the Company’s litigation against Strategic Partners, Inc., as further described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
(4) Net income margin represents Net income as a percentage of Net revenues.

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of March 31, 2023 and 2022, respectively, net revenues per active customer as of March 31, 2023 and 2022, respectively, and average order value for the three months ended March 31, 2023 and 2022, respectively, are presented in the following tables:

	As of March 31,
	2023	2022
	(in thousands)
Active customers	2,390	1,962

	As of March 31,
	2023	2022
Net revenues per active customer	$216	$226

	Three months ended March 31,
	2023	2022
Average order value	$114	$116

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com